Exhibit 99.1
Encore Capital Group Announces Completion of New Global Funding Structure
SAN DIEGO, September 24, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today announced that it has completed the implementation of its new global funding structure.
“The completion of our new global funding structure is a pivotal event in the evolution of Encore,” said Ashish Masih, President and Chief Executive Officer. “We successfully combined the balance sheets of our two largest operating units to arrive at a simple, unified funding structure that maximizes our financial flexibility. We have also improved our maturity profile and expect a material reduction in funding costs over time. Now, after having implemented this structure, our balance sheet strength and funding diversity put us in a strong position to capitalize on attractive opportunities that arise from the expected change in credit cycles, particularly in the U.S. and the U.K.”
Prior to today, Encore’s two primary operating units, Midland Credit Management (“MCM”) in the U.S. and Cabot Credit Management (“Cabot”) in the U.K., had legally separate funding structures. Today Encore completed the process to combine the two balance sheets into a unified funding structure. Encore is now the parent of a restricted group consisting of all subsidiaries of Encore against which all covenant performance is measured. Key transactions that closed today in order to implement the new structure include the following (collectively, the “New Financing Transactions”):
•an amended multi-currency revolving credit facility that formerly supported only Cabot that now supports the operations of both MCM and Cabot, with an increased total commitment of $1,050 million, an extension of maturity to 2024 and with Encore and all its material subsidiaries (including Cabot) as guarantors;
•an issuance of €350 million in 4.875% senior secured notes due 2025; and
•an amendment to the terms of the existing Cabot senior secured notes to, among other things, add Encore and its material subsidiaries as guarantors and have Encore become the parent of the restricted group.
In connection with the New Financing Transactions, Encore has repaid and terminated its domestic revolving credit facility and term loan facility and prepaid a portion of its outstanding senior secured notes due to mature in 2024.
Encore believes the new global funding structure will fully leverage the combined size of MCM and Cabot, maximize financial flexibility by utilizing a global borrowing base, enhance access to capital markets and result in a strengthened credit profile for both existing and prospective Encore group lenders and investors.
About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its

Encore Capital Group, Inc.

subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com